Exhibit 10(a)71

SYSTEM EXECUTIVE CONTINUITY PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment

Amendment No. 3

THIS INSTRUMENT, executed this 15th day of December, 2011, but made effective January 27, 2011, constitutes the Third Amendment of the System Executive Continuity Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) (the “Plan”).

All capitalized terms used in this Amendment No. 3 shall have the meanings assigned to them in the Plan unless otherwise herein defined.

Pursuant to Section 7.01 of the Plan and in accordance with the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of January 27, 2011, the last sentence of Section 1.01 of the Plan is hereby amended in its entirety to read as follows:

Notwithstanding the foregoing, the term “Administrator” shall for Plan administrative purposes include the office of the senior-most System officer with responsibility for Human Resources and Administration, to whom the Personnel Committee has delegated the authority to act on its behalf with respect to all Plan administrative matters.

IN WITNESS WHEREOF, the Personnel Committee has caused this Third Amendment to the System Executive Continuity Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth, but effective January 27, 2011.

ENTERGY CORPORATION
PERSONNEL COMMITTEE
through the undersigned duly authorized representative

/s/ E. Renae Conley
E. Renae Conley
Executive Vice-President,
Human Resources and Administration